Exhibit 99.B(i)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information in Post-Effective Amendment No. 76 to the Registration Statement (Form N-1A, Registration No. 002-28157) of FPA Capital Fund Inc., and to the incorporation by reference of our report dated May 20, 2019 included in the Annual Report to Shareholders for the year ended March 31, 2019.

/s/ Ernst & Young LLP

Los Angeles, California
July 26, 2019